[ARTICLE] 2

Wm. Ernest Simmons
============================================================================
830 So. Kline Way                                       Phone (303)-985-3972
Lakewood, CO  80226-7506                                  Fax (303)-985-3972



April l0, 2000

I, Wm. Ernest Simmons and Associates received as payment for services and loans To Yaak River Resources, Inc, the title to three claims in Lincoln County, Montana. There are no debts owing to the above mentioned persons by YRRI.

The properties: axe free and clear of all liens and are not encumbered in any manner. The quit claims are for the surface, mineral and all other rights that clear title would convey to any undisputed owner.

Property description:

        Myrtle-Quartz Lode Claim 34N/33W/09

        Keystone Quartz Lode #MS4968 34N/33W/16

        Gold Flint Lode #MS5050 34N/33W/16

Received the titles to above properties for all accounts receivable up to and including the 31st day of December 1999.


/s/ Wm. Ernest Simmons                          4/10/2000
----------------------                          ---------
Win. Ernest' Simmon                             Date